UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the issuance of the restricted stock unit grants described in the Current Report on Form 8-K filed by the Company on May 24, 2006, and the adoption of the eFunds Corporation 2006 Stock Incentive Plan, the Company has updated the terms and conditions of its standard restricted stock unit award agreements. The revised agreement forms are attached as Exhibits to this Current Report on Form 8-K. These revised agreements were first distributed to the award recipients on June 16, 2006. Each of the executive officers of the Company named above is a party to a Change in Control Agreement that provides for changes to the scheduled vesting and excercisability provisions of their awards upon any change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

No., Description, Method of Filing
10.1, Form of Key Employee Restricted Stock Unit Award Agreement, Filed Herewith
10.2, Form of Independant Director Time-Based Restricted Stock Unit Award Agreement, Filed Herewith
10.3, Form of Restricted Stock Unit Award Agreement for Paul F. Walsh, Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

June 16, 2006	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Key Employee Restricted Stock Unit Award Agreement
10.2	Form of Independent Director Time-Based Restricted Stock Unit Award Agreement
10.3	Form of Restricted Stock Unit Award Agreement for Paul F. Walsh